Registration No. 333-
                                               Filed September 26, 2000

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549



                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933



                             PBOC Holdings, Inc.
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   (Exact Name of Registrant as Specified in its Articles of Incorporation)

   Delaware                                           33-0220233
-----------------                                   ---------------
(State of Incorporation)                  (I.R.S.Employer Identification No.)

                          5900 Wilshire Boulevard
                       Los Angeles, California  90036
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                 (Address of Principal Executive Offices)


                          2000 Stock Incentive Plan
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                          (Full Title of the Plan)


                                       Copies to:
J. Michael Holmes                      Norman B. Antin, Esq.
Senior Executive Vice President        Patricia J. Wohl, Esq.
  and Chief Financial Officer          Elias, Matz, Tiernan & Herrick L.L.P.
PBOC Holdings, Inc.                    734 15th Street, N.W.
5900 Wilshire Boulevard                Washington, D.C.  20005
Los Angeles, California 90036          (202) 347-0300
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(Name and Address of Agent for Service)

(323) 938-6300
--------------------------------
(Telephone Number, Including
Area Code, of Agent for Service)


                   Index to Exhibits is Located on Page 6


                       CALCULATION OF REGISTRATION FEE
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Title of                       Proposed          Proposed
Securities    Amount           Maximum           Maximum           Amount of
to be         to be            Offering Price    Aggregate         Registration
Registered    Registered(1)    Per Share         Offering Price    Fee
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Common Stock,
 par value
 $0.01        352,572(2)       $8.66(3)          $3,053,273(3)     $  806.06

Common Stock,
 par value
 $0.01        639,250(4)       $9.13(5)           5,836,352(5)      1,540.80
              -------                             ---------         --------

Total         991,822                            $8,889,625        $2,346.86
              =======                             =========         ========
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(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the PBOC Holdings, Inc. (the "Company" or the "Registrant") 2000 Stock Incentive Plan (the "2000 Incentive Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, $0.01 par value per share ("Common Stock"), of the Company.

(2) Represents 98,946 outstanding restricted shares granted under the 2000 Incentive Plan and 253,626 shares currently reserved for issuance pursuant to the 2000 Incentive Plan for which options and restricted shares have not been granted.

(3) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share for the 98,946 outstanding restricted shares granted under the 2000 Incentive Plan and 253,626 shares for which stock options and restricted shares have not been granted under the 2000 Incentive Plan is equal to the average of the high and low prices of the Common Stock of the Company on September 19, 2000 on the Nasdaq Stock Market.

(4) Represents shares currently reserved for issuance pursuant to outstanding options granted under the 2000 Incentive Plan.

(5) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for the options to purchase 639,250 shares of Common Stock which are outstanding under the 2000 Incentive Plan as of the date hereof.
                    __________________________

    This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

                                   PART I

Item 1.     Plan Information*

Item 2.     Registrant Information and Employee Plan Annual Information*


_______________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I on Form S-8.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

    The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Commission on March 24, 2000;

       (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the financial statements in the Annual Report referred to in clause (a) above;

       (c) The description of the Common Stock of the Company contained in "Description of Capital Stock" in the Prospectus included in PBOC Holdings, Inc.'s Registration Statement on Form S-1, as amended (File No. 333-48397);

       (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

    Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

    Not applicable because the Company's Common Stock is registered under
Section 12 of the Exchange Act.

Item 5.     Interests of Named Experts and Counsel.

    Not applicable.

Item 6.     Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacity as such. The Certificate of Incorporation of the Company provides that the directors, officers, employees and agents of the Company shall be indemnified to the full extent permitted by law. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions.

    Article IX of the Registrant's Certificate of Incorporation provides as follows:

    A. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent authorized by Section 145 of the General Corporation Law of the State of Delaware, provided that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent.

    B. Advancement of Expenses. Reasonable expenses (including attorneys' fees) incurred by a director, officer or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding described hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

    C. Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

    D. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Amended and Restated Certificate of Incorporation or this Article IX.

    E. Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer, employee or agent provided in this
Article IX shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article IX shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

    F. Compliance with Applicable Law. Any payments made pursuant to paragraphs A and B of this Article IX shall be subject to compliance under 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

Item 7.     Exemption from Registration Claimed.

    Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.     Exhibits.

    The following exhibits are filed with this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-
K):

    No.     Exhibit
    ---     -------

    4       Form of Common Stock Certificate*

    5 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to the legality of the securities

    23.1 Consent of Elias, Matz, Tiernan & Herrick L.L.P. (contained in the opinion included as Exhibit 5)

    23.2    Consent of Independent Auditors

    24      Power of attorney for any subsequent amendments
            (located in the signature pages of this Registration
            Statement)

    99.1    2000 Incentive Plan**

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* Incorporated by reference from the Company's Registration Statement on Form S-1 as filed on April 24, 1998 (File No. 333-48397).

** Incorporated by reference from the Company's Proxy Statement on Schedule 14A as filed on March 23, 2000 (File No. 000-24215).

Item 9.     Undertakings.

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange
Act that are incorporated by reference in the Registration Statement.

    2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, State of California, on this 25th day of September 2000.

                           PBOC HOLDINGS, INC.



                           By: /s/ Rudolf P. Guenzel
                               -------------------------------------
                               Rudolf P. Guenzel
                               President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Rudolf P. Guenzel his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.



Name                                Title                        Date
---------------------    -----------------------------      ------------------

/s/ Rudolf P. Guenzel    President and Chief                September 25, 2000
---------------------    Executive Officer and
Rudolf P. Guenzel        Director
                         (principal executive officer)


/s/ J. Michael Holmes    Senior Executive Vice              September 25, 2000
---------------------    President and Chief
J. Michael Holmes        Financial Officer and
                         Director (principal
                         financial and accounting
                         officer)

/s/ Murray Kalis         Director                           September 25, 2000
---------------------
Murray Kalis

Name                                  Title                      Date
-----------------------    -----------------------------    ------------------

/s/ Robert W. MacDonald     Director                        September 25, 2000
-----------------------
Robert W. MacDonald


/s/ John F. Davis           Director
-----------------------                                     September 25, 2000
John F. Davis


/s/ Carl A. LoBue           Director                        September 25, 2000
-----------------------
Carl A. LoBue


/s/ Richard S. Delaney      Director                        September 25, 2000
-----------------------
Richard S. Delaney


/s/ C. Stephen Mansfield    Director                        September 25, 2000
------------------------
C. Stephen Mansfield


    Pursuant to the requirements of the Securities Act of 1933, the administrators have duly caused this Registration Statement to be signed by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2000.

                                  PBOC HOLDINGS, INC.
                                  2000 STOCK INCENTIVE PLAN


                             /s/ John F. Davis
September 25, 2000           ----------------------------------------
                             John F. Davis
                             Administrator


                             /s/ Murray Kalis
September 25, 2000           ----------------------------------------
                             Murray Kalis
                             Administrator


                             /s/ Robert W. MacDonald
September 25, 2000           ----------------------------------------
                             Robert W. MacDonald
                             Administrator


                             /s/ C. Stephen Mansfield
September 25, 2000           ----------------------------------------
                             C. Stephen Mansfield
                             Administrator